EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.










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                      DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

Daniel W. Carr                                            Fay M. Matsukage*
John J. Coates                                            Felicity R. Tompkins
Kevin M. Coates                                           Adam P. Stapen
H. Alan Dill                                              Jon Stonbraker
Robert A. Dill                                            Craig A. Stoner
Thomas M. Dunn                                            Patrick D. Tooley
John A. Hutchings                                               --------
Stephen M. Lee                                         * ALSO LICENSED IN NEVADA




DIRECT DIAL:  (303) 282-4105
E-MAIL:  fmm@dillanddill.com

April 11, 2003


China Wireless Communications, Inc.
7365 Village Square Drive #1611
Castle Rock, CO 80108

Gentlemen:

You have requested our opinion as counsel for China Wireless Communications, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, of (1) 1,150,000 shares of Common Stock issuable upon exercise of options granted by the Company pursuant to its 2003 Stock Plan and
(2) the reoffer of 1,815,153 shares of Common Stock issued under stock grants.

We have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion. We have also examined the Registration Statement of your company on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about April 10, 2003 (the "Registration Statement").

On the basis of such examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

DILL DILL CARR STONBRAKER
 & HUTCHINGS, P.C.


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  455 SHERMAN STREET, SUITE 300 / DENVER, COLORADO 80203 / FAX (303) 777-3823 /
                                 (303) 777-3737
                            E-mail: dillndill@aol.com